Information contained herein, marked with [***], is being filed pursuant to a request for confidential treatment.

                                                                   Exhibit 10.49

                                             Serial  Number: CCBSXZD-970001-A









                 On-Lending Agreement on Using US Export Credit

                  by Yangcheng International Power Company Ltd.



                                     between



                    Shanxi Branch of China Construction Bank
                                  (the Lender)




                                       and


                   Yangcheng International Power Company Ltd.
                                 (the Borrower)







                                                       /1997

                                            Contents

Article 1. Definitions

Article 2. Amount and Use of the Loan

Article 3. Preconditions for Using the Loan

Article 4. Withdrawal and Term of Withdrawal

Article 5. Interest on the Loan and Expenses

Article 6. Repayment and Early Repayment

Article 7. Interest in Arrears

Article 8. Force Majeure

Article 9. Insurance

Article 10. Taxation

Article 11.Guarantee

Article 12. Agreed Matters

Article 13. Events of Default

Article 14. Obligation of the Borrower independent of the "Commercial Contract"

Article 15. The Lender's Exercise of Rights

Article 16. The Lender's Commitments

Article 17. Assignment and Change of Rights and Obligations

Article 18. Amendment and Supplement

Article 19. Settlement of Disputes

Article 20. Appendices

Article 21. Miscellaneous

Article 22. Effectiveness

Article 23. Termination

Article 24. Means of Notification

Appendices:

1. Accord on the repayment of Special Fund of Foreign Loan by Yangcheng International Power Company Ltd. ("Special Fund Accord")

2. "The Plan for the Finalization of Capital of Yangcheng International Power Company Ltd."

3.    "Guarantee for Repayment".

4.    "Schedule of Repayment of Principal with Interest".

                 On-Lending Agreement on Using US Export Credit

                  by Yangcheng International Power Company Ltd.




The Borrower: Yangcheng International Power Company Ltd.
Address: No.151, Shuangtasi Street, Taiyuan City, Shanxi Province.

The Lender: Shanxi Branch of People's Construction Bank of China
Address:  No. 6, Yingzexi Avenue Taiyuan City, Shanxi Province.

         In order to construct Phase I Project of the Shanxi Yangcheng Power Plant, the Borrower has entrusted China Construction Bank to raise fund overseas. Authorized by the Head Office of China Construction Bank, the Lender and the Borrower have, through friendly discussions and in accordance with the Foreign Financing Agreement executed between the Head Office of China Construction Bank and Export-Import Bank of the United States, reached the following Agreement concerning the use of the above mentioned loan:



Article 1: Definitions.

  Except as provided otherwise, in this On-Lending Agreement:

"Project" shall refer to Phase I Project of Shanxi Yangcheng Power Plant.

"Foreign Lending Bank" shall refer to the Export-Import Bank of the United
States.

"Foreign Financing Agreement" shall refer to the financing Agreement executed on June 27, 1997 between China Construction Bank and Export-Import Bank of the United States concerning using the US Export Credit with respect to the Commercial Contract No.961JBJGB/011022DE US as well as amendments made thereafter.

"Exporter" shall refer to Siemens Company and Forster Wheeler Inc.

"Import Agent" shall refer to China Power Technology Import and Export Company.

"Guarantor" shall refer to North China Electric Power Group Corporation, Shanxi Provincial Power Company, Jiangsu Provincial Power Company, Shanxi Province Economic Construction and Investment Corporation, Jiangsu Province Investment Corporation.

"Commercial Contracts" shall refer to the No. 961JBJGB/011022DE.US contract executed on August 22, 1996 between China Electric Power Technology Import-Export Company and German Siemens and US Forster Wheeler Inc.

"Supplied Items" shall refer to (1) the goods that are purchased in the United States and exported to China under the Procurement Contract and fixed in the Procurement List and/or (2) the services from the United States that are performed under the procurement Contract and fixed in the Procurement List. Its composition is determined by the Foreign Lending Bank.

"Procurement Contract" shall refer to the Commercial Contract and the subordinated Supply Contract executed between the Borrower and the Subordinated Supplier (such contract may or may not include the supply item which constitutes the local cost)

"Procurement List" shall refer to the List of Supplied Items and Local Cost Supplied Items in accordance with the requirements of the Foreign Lending Bank, including a brief description of the Supplied Item and Local Cost Supplied Items, quantity, estimated invoice price, estimated DOS (Date of Shipment), the DUNS Number of Supplier and Subordinated Supplier (If any) and the SIC Code of its products.

"Overseas Cost" shall refer to the fees paid to the Supplier and Subordinated Supplier for those supplied items which are Non-US equipment produced outside the United States.

"Local Cost Supplied Items" shall refer to goods of Chinese make or the services provided for the project development and construction under this the Procurement Contract, the amount in the invoice as issued by the supplier in accordance with the Procurement Contract shall prevail. The composition of the local cost supplied items shall be determined by the Foreign Lending Bank.

"US Components" shall refer to the Contract Price of the Supplied Items minus the corresponding foreign cost (if any), its composition shall be determined by the Foreign Lending Bank.

"Contract Price" shall refer to the sum of money issued by Supplier or Subordinated Supplier in connection with the Supplied Items and/or Local Cost Supplied Items.

"The date of Issuance of Acceptance Certificate" shall refer to the date set forth in the Commercial contract for the issuance of Acceptance Certificate.

"Commitment Fees" shall refer to the fees set forth in Article 5.2.1.


"Insurance Premium of Export Credit" shall refer to the fees set forth in
Article 5.2.2.

"Day" shall refer to the actual number of days including festivals and holidays.

"Business day" shall refer to a day when both China Construction Bank and the New York Federal Reserve Bank are open for business.

"Period for Using the Fund" shall refer to the period starting from the initial day to the closing day of using the fund in accordance with the stipulations set forth in this agreement.

"Interest Payment Day" shall refer to the Interest Payment Day set forth in the Foreign Financing Agreement.

"Interest Period" shall refer to the period starting from a certain interest payment day (inclusive) to the following interest payment day (non-inclusive), but the first interest period shall start at the first day of using the fund.

"Repayment Day" shall refer to the Repayment Day set forth in the Foreign Financing Agreement.

"Exporter Certificate" shall refer to the certificate that is signed by the authorized representative in accordance with the stipulations set forth in the Foreign Financing Agreement.

"Payment Voucher" shall refer to the Voucher which shall be submitted when making payment for the Commercial Contract.

"Financiable Portion" shall refer to payment for products, services and other expenses by means of US Export Credit in accordance with the stipulations set forth in the Foreign Financing Agreement.

"Actual Financing Amount" shall refer to the financing amount which is confirmed by the Foreign Lending Bank and eventually obtained by the Borrower.

"L/C Bank" shall refer to an US Commercial Bank designated by the Lender and accepted by the Foreign Lending Bank to serve as negotiating bank and notifying bank for letter of credit in accordance with the requirements set forth in the Foreign Financing Agreement.

"LIBOR" shall refer to the London Interbank offered rate on that very day.


The headings of Articles hereof are inserted for convenience of reference only and are not intended to affect the interpretation of this Agreement.



Article 2:  Amount and Use of the Loan:

2.1. The total amount of on-lending under this On-lending Agreement shall not exceed [***], among which: (1) [***] of the price of US supply, namely [***] (2) Local Cost Financing: [***](3) Capitalization of interest in the construction period: [***]; (4) Insurance Fees of Export Credit: [***]. The actual on-lending amount shall be subject to the actual financing amount provided to the Lender by the Foreign Lending Bank.

2.2. The amount payable in cash by the Borrower shall not be less than the [***] of the Contract Price of US Components. The Borrower can give up the unused on-lending fund totally or partially, but it shall notify the Lender in written form at least 40 days in advance. Meanwhile the Borrower shall bear relevant obligations and possibly incurred fees.

2.3. If the goods which may be paid by using the export credit in accordance with this agreement have to be transported by ships, they shall be transported by the ships which were registered in the United States, unless such requirement is exempted by the US Federal Shipping Administration . The shipping fees can only be paid by using the export credit when US-registered ships and planes are used for loading and shipping. In the event that the transportation fees of the non-us registered ships and planes is included in the Contract Price, such transportation fees shall be considered as Non-US products or services.

2.4. The Borrower or the Import-Agent shall cover the marine risk insurance for the goods, the insurance amount shall not be less than the corresponding amount in using the export credit. The US insurer shall be put on an equal footing in the selection of insurers. Such insurance fees are payable by using the export credit only under conditions that it shall be paid in US Dollars in accordance with the stipulations set


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

     forth in the insurance policy or it is issued to the US Companies. Under other conditions, such insurance fees shall be considered as non-us products and services.

2.5. If the Borrower can not use this export credit not because of the Lender, the Lender shall not undertake responsibility therefor.

2.6. In the event that the actual on-lending amount is less than the amount as stipulated in the Foreign Financing Agreement, the rights and obligations with respect to the actual On-lent amount of the Borrower and the Lender shall not be affected.



Article 3: Preconditions for Using the Loan.

The loan under this On-lending Agreement can only be used when all the following conditions are met:

3.1. Precondition for the initial withdrawal.

3.1.1. The Borrower shall submit the following documents at least 30 days prior to the date of initial withdrawal to the Lender and the Lender shall confirm the receipt of the following documents:

1) Duplicate of the Borrower's effective business license issued by Administration Authorities for Industry & Commerce.
2) The JV Contract of the Borrower, the articles of Association of the enterprises, approval documents of MOFTEC or other documents which have the same effect.
3)   Project establishment documents approved by the State Planning Commission.
4) The Borrower's letter of authorization authorizing the China Construction Bank to raise fund overseas.
5) The State Planning Commission's approval to the project feasibility study report and other relevant documents.
6) The Borrower's receipt of foreign exchange on-lending loan, registration certificate issued by the local Administration of Exchange Control and notice for establishment of account for repayment of principal with interest of the foreign exchange on-lending loan.
7)   Duplicate of the Commercial Contract.
8)   Duplicate of Power Purchase Contract.
9)   Duplicate of the Engineering Procurement and Construction Services
     Contract.
10) Unconditional and irrevocable letter of guarantee for repayment provided by the Borrower's guarantor.
11) The report for project commencement concerning Yangcheng Power Plant and its associated power transmission and substation project approved by competent state authorities.

12)  The procurement list of the Borrower.
13)  Other documents deemed necessary by the Lender.

3.1.2. The Foreign Financing Agreement has been signed by the parties and has become effective.

3.1.3. The Lender has obtained the confirmation letter issued by the Foreign Lending Bank stating that the export credit meets the requirements of fund using.

3.1.4. The Borrower has opened a foreign exchange on-lending special account and a foreign exchange on-lending loan account for the repayment of principal with interest in China Construction Bank or its designated branches.

3.1.5. The Borrower has committed no event of default or any action that might lead to events of default.

3.2. Preconditions for each withdrawal (including the initial withdrawal)

3.2.1. The Foreign Financing Agreement remains valid.

3.2.2. The project capital of project as well as auxiliary RMB fund shall be finalized according to the plan. (Schedule for finalization of capital is described in Appendix 2)
3.2.3. The Borrower has paid all the expenses due pursuant to the Article of this Agreement.

3.2.4. The procurement of goods which does not follow the procurement list approved by the Lender and the Foreign Lending Bank has not occurred.

3.2.5. Effective evidence that the Borrower has obtained the valid certificate for insurance issued by insurance corporation of China in accordance with Article 9 of this Agreement.

3.2.6. The Borrower has not committed any events of defaults or any actions leading to events of defaults.

3.2.7. No amendment in relation to amount, time and altering the purpose of the equipment of the "Commercial Contract" without the consent of the Lender has been obtained or other material amendment has been made without the affirmation of the Lender.

3.2.8. The Borrower has reiterated that the guarantee made in this Agreement is true, accurate and valid.

3.2.9. Other documents which are required by the Foreign Lending Bank.

3.2.10. In accordance with the stipulations set forth in this Foreign Financing
     Agreement: (1) the L/C Bank and the Foreign Lending Bank have reached the repayment agreement; (2) the L/C Bank has received the approval certificate by the Foreign Lending Bank with respect to the letter of credit (3) the L/C Bank has received the irrevocable instruction from the beneficiary of the letter of credit, demanding that the L/C Bank deduct the insurance fees for export credit from the fund of the letter of credit and pay to the Foreign Lending Bank directly.

3.3. The fact that the Lender has not submitted any written or oral requirement to the Borrower to fulfill the articles and clauses set forth in the preconditions, or that the Lender has granted the loan to the Borrower without the Borrower's satisfaction of the conditions set forth in the above mentioned articles and clauses, or that the Lender has given a grace period to the Borrower's fulfillment of the preconditions shall not be taken for granted that the Lender has waived the right of recourse to the Borrower's nonperformance or be interpreted as the Lender's amendment to the on-lending Agreement.


Article 4:  Withdrawal and Term of Withdrawal

4.1. The Borrower hereby authorizes the Lender to require the Foreign Lending Bank to pay the amount of the Commercial Contracts to the export traders through the payment agent bank in accordance with the stipulations set forth in Foreign Financing Agreement. This authorization is irrevocable and shall not be amended without the consent of the Lender.

4.2. The Borrower and the Import-Agent shall apply to the Lender for the opening of a letter of credit, and the Lender shall issue the letter of credit accordingly. The fund of the Commercial Contract shall be paid in the mode of letter of credit, and the occurred banking charges shall be borne by the Borrower.

4.3. When the Borrower and the Import-Agent is applying for the opening of a letter of credit, the following valid documents shall be submitted to the Lender in accordance with the stipulations of the State Administration of Exchange Control:

(1) Application for the opening of the certificate which is executed by the authorized representative of the Import-Agent.

(2) The approved document of the State Electromechanical Import-Export Examination Office.

(3)  The original copy of the Commercial Contract, and pro forma invoice
     (if any).

(4)  Certificate of the exporter.

(5) Reference sheet of foreign currency payment in other cities which is approved by the local Administration of Exchange Control where the Import-Agent is located.

(6) Other documents which may be required by the Foreign Lending Bank in accordance with the Export Credit Agreement.

      Within 5 days of the Lender's signing of the relevant instruments under the Commercial Contract, the instruments shall be submitted to the Import Agent for examination. The Import Agent shall within 15 days after the receipt of the instruments notify the Lender in written form about its comments on the instruments after examination. The Lender is responsible to handle it in accordance with relevant stipulations set forth in the letter of credit.


4.4. After the payment agreement has been executed between the L/C Bank and the Foreign Lending Bank, the letter of credit which is opened by the Lender becomes effective after it has been approved by the Foreign Lending Bank. After having received the payment instruction issued by the Lender and the instruction for deducting the insurance premium for the export credit issued by the beneficiary of the letter of credit, the L/C Bank shall deduct from the payable the insurance premium for the export credit which is the precondition for using this on-lending loan, such deducted fees shall be paid directly to the Foreign Lending Bank, while the other payable shall be paid directly to the beneficiary of the letter of credit. The fact that the L/C Bank has made the payment by way of the letter of credit shall mean that the Borrower has made the withdrawal. The amount of money used shall be the sum of the amount paid to the beneficiary of the letter of credit and the insurance premium for the export credit paid to the Foreign Lending Bank.

4.5. The deadline for the withdrawal under this On-lending Agreement shall subject to the stipulations set forth in the Foreign Financing Agreement. With the written consent of the Lender and Foreign Lending Bank, the deadline can be extended.

4.6. If the Borrower applies for an extension of the term of withdrawal, it shall submit a written application to the Lender at least 45 days in advance. The Lender shall then communicate with Foreign Lending Bank, and if the Foreign Lending Bank consents to it, the formalities of deferring the withdrawal may be processed for the Borrower; if not, the Borrower must make withdrawal on schedule, otherwise the unused part shall be automatically canceled.






Article 5.   Interest on the Loan and Expenses.

5.1. Interest.

5.1.1. The annual interest rate of the loan under this Agreement shall be [***].


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

5.1.2. The Borrower shall pay interest to the Lender once in accordance with the balance of the loan on each Interest Payment Day, the interest shall be calculated by the actual number of days on the basis of 360 days a year (subject to the Foreign Financing Agreement). Detailed interest payment plan as well as the method of payment shall be carried out in accordance with the "Schedule for Repayment of Principal with interest" (Appendix 3), and "Special Fund Accord" (Appendix 1).

5.1.3. The capitalization of the insurance premium of the export credit and interest incurred in the construction period shall be carried out in accordance with the stipulations set forth in the Foreign Financing Agreement.

5.1.4. In the event that the last day of the interest period is a non-business day, the interest period shall be deferred to the next business day; in the event that the next business day falls into the next calendar month, it shall be advanced to the last business day of the current calendar month.

5.2.    Expenses:

5.2.1. Commitment fees of the Foreign Lending Bank.


       The annual rate is: [***] staring from January 14, 1997 to the end period of using fund stipulated by the Foreign Lending Bank, the commitment fees shall be calculated and collected in accordance with the paid balance of the loan. On the basis of 365 days a year and in accordance with the actual number of days (subject to the Foreign Financing Agreement) It shall be paid on May 15 and November 15 of each year and the first payment day shall be May 15, 1997.


5.2.2. Insurance premium of the Export Credit.

5.2.3. On-lending fees of the Lender.


       The annual rate is [***] in the grace period and [***] in the repayment period. It shall be paid by the Borrower to the Lender in accordance with the balance of the loan. The method of payment shall be identical as that described in the above mentioned Article 5.1.2.


5.2.4. Other expenses incurred under the Foreign Financing Agreement and this Agreement, including but not being limited to attorney's fees, notarization expenses, travel expenses, expenses for presentation of lawsuit agency, letter expenses and stamp tax incurred in the preparation of this Agreement and other relevant documents, negotiations, signing and implementation, shall be paid by the Borrower in accordance with the request for payment invoice of the other party.


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

5.3. The interest and expenses as stipulated in the above article, the fees collected by foreign organizations and the on-lending fees shall be paid in US dollars and in cash, while the remainder shall be paid in RMB. The detailed method of payment shall be subject to the "Notice of Payment" submitted by the Lender and it shall be paid within 7 days after such notice has been received.



Article 6. Repayment and Prepayment.

6.1. Repayment of the loan.

6.1.1. This on-lending loan  shall be repaid in US dollars.

6.1.2. The detailed repayment plan of the Borrower shall be subject to the "Schedule for Repayment of the Principal with Interest" (Appendix 3).

6.1.3. The detailed method of repayment shall be carried out in accordance with the "Special Fund Accord" (Appendix 1) signed between the Borrower and the Lender.

6.1.4 In this Agreement, all the payment that the Borrower makes to the Lender shall be made in the following sequence: payment of interest in arrears, expenses, interest and principal. If the maturity date of any payable in this Agreement is not a business day, it shall be deferred to the following business day, the time deferred shall be included in the calculation of interest for this period.

6.2. Prepayment

6.2.1. In accordance with this On-lending Agreement, the Borrower can prepay the loan after seeking the written consent from the Lender in advance, but the Borrower shall notify the Lender the amount of the prepayment at least 45 days in advance. If it is a partial prepayment, the amount of the prepayment shall be specified.

6.2.2. The prepayment shall begin with the last installment of repayment set forth in the "Schedule of Repayment of Principal and Interest" (Appendix 3) in reversed order.

6.2.3. The prepayment shall be made together with the corresponding interest and charges thereof.

6.2.4. If the prepayment requires the approval of relevant departments in accordance with the stipulations, the Borrower shall provide the duplicate of the relevant approval document to the Lender.

6.2.5. The request of the Borrower for prepayment is irrevocable and the amount of the prepayment shall not be reapplied for use.

6.2.6. The compensation fees for the Foreign Lending Bank arising from prepayment shall be borne by the Borrower.


Article 7. Interest in Arrears.

7.1. If the Borrower fails to repay any maturity payment including principal, interest and expenses in accordance with the stipulations in this Agreement, the Lender shall calculate and collect interests in arrears with respect to the part of payment in arrears starting from the date of payment (inclusive) to the date of actual date of payment (inclusive). The interest rate shall be the highest of the following:

                                     [***]

7.2. If the overdue exceeds  half a year, compound interest shall be accrued.

7.3. The collection of the interest in arrears shall not affect the implementation of Article 13.




Article 8. Force Majeure.

In the event that one of the following happens:


1) The export credit insurance has not been obtained or the insurance of the export credit ceases to be effective.

2) Due to economic crisis or the abrupt change in the financial market, the corresponding loan funds can not be raised or the cost of the Foreign Lending Bank has increased.

3) Due to the international or domestic political legal and taxation reasons, the Foreign Lending Bank can not fulfill the responsibilities of lending set forth in the Foreign Financing Agreement.

4) Due to adjustment and change in state policies, the Lender`s continuance of granting loans to the Borrower or of refraining from recovering the loans will be illegal or a breach of state policy.

5)   Due to the occurrence of other events of force majeure,


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

the Lender is entitled to the following:

1) In accordance with the requirement of the Borrower, and under the conditions set forth in the stipulations of the Foreign Financing Agreement, the Lender will negotiate with the Foreign Lending Bank, and handle it in accordance with the result of the negotiations.

2)   Declaring the termination of the on-lending loan.

3) Require the Borrower to repay the principal with the relevant interest and fees promptly.


Article 9:  Insurance

9.1. Upon the effectiveness of the Commercial Contract, the Borrower shall directly make or cause the contractor for transportation, installation or construction to cover insurance for domestic transportation of imported goods, installation project, construction project and property all risks in a Chinese insurance institution acknowledged by the Lender with respect to equipment under such contract on the delivery, construction and repayment periods. The Lender shall be considered as the first beneficiary, all the insurance coverage shall be connected to each other and allow of no suspension in the duration of insurance.


9.2. The Borrower shall transfer all the interests under the insurance policy to the Lender pursuant to the stipulations of Article 9.1., the insurance benefits shall first be used to repay the principal with interest and expenses of the loan. With the written consent of the Lender, such insurance benefits can be continuously used in the project construction under this Agreement.


9.3. The Borrower shall be responsible for renewing the insurance on time before the expiration of the insurance policy and the Borrower shall not suspend the insurance for whatever reason within the validity of the Agreement.

9.4. If the Borrower fails to fulfill the above mentioned requirements, the Borrower shall undertake that in case of less of assets, the Borrower shall not refrain from undertaking any of its obligations to the Lender for whatever reason.

9.5. The Borrower shall bear the insurance premium incurred by insurance coverage.




Article 10. Taxation.

    The tax payable by the Lender under the Foreign Financing Agreement shall be borne by the Borrower. The Lender shall on behalf of the Borrower, submit application to relevant tax authority for exemption of tax in connection with the withholding tax on foreign interest income under the Foreign Financing Agreement. The tax payable under this on-lending Agreement shall be carried out in accordance with Chinese tax law and relevant stipulations.


Article 11. Guarantee

The Borrower hereby guarantees:

11.1. Upon the effectiveness of this On-lending Agreement, the Borrower shall timely, unconditionally and consecutively fulfill the responsibility and obligation of repayment of principal with interest as well as other obligations set forth in this Agreement without any impact whatever because of gain or loss or repayment ability.

11.2. The Borrower is a legal person which is established in accordance with Chinese law, existing, and engaging in legal business activities, and is entitled to execute and perform this On-lending Agreement. The Borrower has completed all necessary legal and administrative formalities for the execution and performance of this On-lending Agreement.

11.3. The documents that the Borrower has provided and will provide are true, accurate, valid and up-to-date in accordance with the requirements.

11.4. The Borrower's execution and performance of this On-lending Agreement do not violate any of the current Chinese laws, rules and regulations, nor do they violate any contract or agreement to which the Borrower is a party and the use of all supplied items confirms to the stipulations of the law.

11.5. Any contracts or agreements which the Borrower executes with a third party at present and in the future shall not affect and damage all the interests of the Lender under this On-lending Agreement.

11.6. The Borrower is not involved in or will not be involved in any significant arbitration or legal process, nor it is subject to any compulsory administrative measures taken by any government departments. (These arbitration or legal process or administrative measures will have significantly adverse impact on its finance, operation and management).

11.7. All the assets incurred by the loan under this Agreement shall not be used as any other form of mortgage or any form of guaranty during the term of performance of this Agreement without the written consent of the Lender.

11.8. At each withdrawal and repayment, the Borrower reiterates that the above statement and guarantee remain true, valid and accurate.


Article 12: Agreed Matters

12.1. The distribution principle of repayment of loan first and profit sharing second shall be carried out in accordance with the plan for repayment of principal with interest.

12.2. Any material amendment to the procurement list between the Borrower and the Exporter shall obtain written consent from the Lender in advance.

12.3. Any amendment to the "Commercial Contract" concerning the amount, time, change of purpose of the equipment or other material amendment confirmed by the Lender, or any transfer of right and obligation under the Commercial Contract shall obtain written consent from the Foreign Lending Bank and the Lender in advance.

12.4. Without the written consent of the Lender, the Borrower shall not sell, rent or transfer any equipment under the Commercial Contract or use these equipment aboard.

12.5. In enlarging its scope of business stipulated in the business license before the execution of this Agreement, or in enlarging the scope of operation and management approved by relevant government authority, or in selling, renting and transferring assets under this Agreement or in charging its business, the Borrower shall solicit written consent from the Lender before submitting it to the administrative department for industry and commerce or relevant government authority for approval.

12.6. If the Borrower engages in any forms of mortgage, pledge, or guaranty for its assets and interests or engages in other actions that may have significantly adverse impact on its assets and interests, it shall notify the Lender in time and obtain written consent from the Lender in advance.

12.7. The Borrower shall, at the request of the Lender, provide the Lender all relevant information concerning its operation and finance in time, accept the supervision from the Lender and provide convenient conditions to the Lender for examining

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

     the use and repayment of the loan as well as the production and operation status of the Borrower.

12.8. The Borrower shall promptly notify the Lender of any adverse change in the repayment of loan and operation and financial conditions of the Borrower, and put forth its proposal or measure for settlement or handling.

12.9. If it is necessary for the Borrower to take any significant actions such as restructuring, reorganization, merger, acquisition, equity transfer, equity mortgage or contracting, it shall notify the Lender in advance and seek written consent from the Lender in advance.

12.10. The Borrower shall within 30 days at the end of each quarter provide the Lender the balance sheet, the profit and loss statement and other financial statement for the preceding quarter, and shall provide the Lender within 3 months at the end of each fiscal year the balance sheet, the profit and loss statement and other financial statement as well as other relevant information which have been audited by an accounting firm.

12.11. The project schedule report starts from the date of implementation of this Agreement till the earlier date of the two dates: the date of installation of the two generating units by the supplier as finally accepted and acknowledged by the Borrower or all the payments payable under this credit and this time bill have been paid in full. During this period, the Borrower shall within 20 days after the end of each 6 months provide a project schedule report (English and Chinese, each one copy) in accordance with the requirements of the Foreign Lending Bank to the Lender. Such report shall include the following:

(1) budget cost of the major part of the project, the expenses of the project in the last 6 months, the expenses of the project up to now and the increase or decrease in the expenses of the project in accordance with the original budget to complete the project. The RMB payment, US Dollar payment and other foreign currency payment shall be stated separately in all the expenses.

(2) the initial schedule and actual progress of the project construction, the proportion that the completed portion makes up and the current estimated project schedule;

(3) a brief description of (a) the work in the last 6 months, including an explanation of the changes in the plan, quantity and expenditure as well as encountered special circumstances (b) The work schedule for the 6 months thereafter.

12.12. Within 45 days from the interim acceptance and acknowledgment of the Borrower to the two units installed by the supplier as well as in each year thereafter, the Borrower shall submit a conventional production and operation report (one Chinese copy and one English copy) to the Lender until the sum under this Credit Agreement and the time bill has been paid in full. Such report shall include: (a) information concerning the capacity factors of the units, outage, power sale ; (b) a description of the plan concerning the improvement and enlargement of the power plant; besides, if the Foreign Lending Bank requires other relevant information, corresponding contents shall be added into the report.

12.13. The Borrower shall run its business steadily and maintain good financial status.

12.14. The Borrower shall inform the following to the Lender promptly, if:

1)   Any arbitration or legal action involving the Borrower and this project;
2) Mandatory measures have been taken by any relevant governmental authority against any property of the Borrower;
3) Any event that seriously hinders and endangers the normal performance of the Foreign Financing Agreement and Commercial Contract;
4) Other information with respect to the project which is required by the Lender.

12.15. Any action taken by the Import-Agent shall be considered as having been consented and authorized by the Lender in accordance with the Commercial Contract or this Agreement and relevant amendments and appendices and shall constitute the responsibilities and obligations of the Borrower. If the Import-Agent or Exporter fails to perform the Commercial Contract or this Agreement and its corresponding amendments as well as the stipulations set forth in the appendices , the Lender shall not undertake the corresponding consequences.

12.16. The Borrower shall strictly carry out the stipulations set forth in the "Special Fund Accord" (Appendix 1).

12.17. The Borrower must assign all the RMB settlement of accounts and import-export settlement of accounts to the Lender or its designated branch for handling.

12.18. The Lender holds that the financial status of the Guarantor has deteriorated to such an extent as to suspend operation or to go bankrupt or to be incapable of performing its obligations under the Guaranty Agreement; the Guarantor may be confronted with possible events of liquidation or being merged or dissolved and rescinded which may produce adverse impact on the interests of the Lender; the Guarantor is involved or will be involved in significant arbitration or legal proceedings and debt dispute which will affect the implementation of this On-lending Agreement. Once the Lender has confirmed the occurrence of the above situation, the Lender is entitled:

12.18.1. To ask the Borrower to find a new guarantor acceptable to the Lender within the time-limit(no longer than 45 days) set by the Lender with respect to the guaranty obligations undertaken by the above Guarantor.

12.18.2. If the Borrower fails to provide the guarantee acceptable to the Lender within the above time-limit, the Borrower is considered to have committed events of default as stipulated in Article 13, the Lender may take any appropriate action which is entitled to take in accordance with the stipulations set forth in the Articles on Events of Default.

12.19. If the non-financiable situation deemed by the foreign lending bank does occur thus resulting in the actual on-lending amount being less than the amount as set forth in the Foreign Financing Agreement, the Lender shall not bear any responsibility.

12.20. Any matter not determined in this Agreement but included in the stipulations set forth in the Foreign Financing Agreement shall be included in the supplementary agreement to this Agreement, the Articles in the supplementary agreement shall be determined by the Lender in accordance with the Foreign Financing Agreement, and both the Lender and the Borrower shall execute and perform.


Article 13. Events of Default

13.1. Any of the following actions or events are considered as the Borrower's events of default:

1) The Borrower fails to repay and pay the principal, interest and other expenses in accordance with the stipulations set forth in this Agreement.

2) The Borrower fails to fulfill any obligations stipulated in the documents and this Agreement which it shall undertake.

3) The Borrower's guarantee in this On-lending Agreement and the notification or other documents made or submitted accordingly seriously inconsistent with facts or inaccurate or incapable of being performed.

4) The Lender holds that the financial status of the Borrower has deteriorated so gravely that it may cause operation or go bankrupt or incapable of fulfilling this Agreement.

5) Any agreements, contracts or other documents related to this Agreement were suspended or declared invalid.

6) The Borrower may be confronted with events of liquidation or being merged or dissolved and rescinded which will produce adverse impact on the interests of the Lender.

7) The Borrower fails to repay in time any other debt which it owes to the China Construction Bank and the Lender holds that the Borrower's default under any other debt agreement will affect the Borrower's repayment of any debt under this Agreement.

8) The Borrower has been involved or shall be involved in any significant arbitration or legal proceedings and debt disputes (the Lender holds that these arbitration or legal proceedings or debt disputes may produce adverse impact on the Borrower's performance of this Agreement.)

9) The Commercial Contract is totally or partially suspended or canceled, or any event which seriously affects the proper performance of the contract has occurred.

10) The Borrower opens an account or handles settlements in a bank which is not designated by the Lender.

11) The tariff approved by the domestic relevant authority is not enough to ensure the repayment of principal with interest.

12) The capital which shall be finalized in accordance with the Plan for the Finalization of Capital has not been finalized on schedule and the associated RMB fund has not been finalized on schedule.


13.2. In the event that any of the above-mentioned events of default occur, the Lender is entitled to take one or several of the following measures:

1)   To notify the Borrower to correct it within a definite time;
2)   To suspend withdrawal promptly;
3) To announce the maturity of all the loan and require immediate repayment of all the loan and its corresponding interest and fees;
4) The Lender may ask the Borrower to compensate for any loss and the additional expenses accordingly because of the Borrower's default.



Article 14. Obligation of the Borrower independent of the Commercial Contract

     Any disputes or other event occurred between the seller and the purchaser under the Commercial Contract shall not affect any obligations which shall be undertaken by the Borrower under this On-lending Agreement. The Borrower shall not for this reason delay in or refrain from performing the obligation of repaying principal with interest and other fees on schedule.


Article 15. The Lender's Exercise of Rights

     The fact that the Lender has not exercised or has not exercised in time any obligations under this On-lending Agreement in the course of the implementation of the Agreement shall not be regarded as a waive of its rights and shall not affect any obligation which the Borrower shall undertake under law and this On-lending Agreement.


Article 16. The Lender's Commitments

16.1. The Lender will provide the Borrower reasonable reserve loan in the construction period and circulating fund loan in the operation period.

16.2. The Lender shall conform to the international practice and general practice followed by foreign banks to raise funds overseas and strive for better condition for loans in accordance with the financing plan agreed by the both parties through negotiations.

16.3. The Lender shall conform to the change and tendency of the international financing market, try its best to provide financing services such as restructuring of debt, and try hard to save interest and expenses and to reduce the cost of fund for the Borrower.

16.4. If the Borrower applies for an extension of the loan, the Lender will try its best to negotiate with the Foreign Lending Bank. If the Foreign Lending Bank agrees to the extension, the Lender will handle the extension formalities for the Borrower in time.

16.5. If the fund transfer is delayed in withdrawal and repayment on account of the Lender's responsibility, the Lender shall undertake the corresponding responsibility.

16.6. The Lender shall keep confidential of all the documents, data and business information which are provided by the Borrower and marked with "Confidential".


Article 17. Assignment of Rights and Obligations

17.1. The rights and obligations of the Borrower under this On-lending Agreement can be assigned only after written consent from the Lender is obtained.

17.2. The Lender may in the light of its business or needs, assign its rights and obligations under this Agreement totally or partially to a third party which it thinks appropriate but it must seek written consent from the Borrower pursuant to the Foreign Financing Agreement in advance.


Article 18. Amendment and Supplement
     In case of adjustment in policy or other uncovered matters, this On-lending Agreement may be amended and supplemented through joint consultations between both parties pursuant to the Foreign Financing Agreement and on the precondition that the principal, the interest and relevant expenses of the loan under this On-lending Agreement will be paid on schedule. Both the amendment and the supplement shall constitute an inseparable part of this On-lending Agreement and have the same effectiveness as this On-lending Agreement.



Article 19. Settlement of Disputes

     Should there be any disputes between the Lender and the Borrower in the course of the implementation of this On-lending Agreement, it shall first be settled through friendly consultation. If no agreement can be reached, any party may institute legal proceedings at a people's court with jurisdiction in accordance with the law.


Article 20. Effectiveness of Appendices

     The appendices of this On-lending Agreement constitute an inseparable part of the On-lending Agreement and have the same effectiveness. Appendix 3 can be adjusted and/or supplemented by the Lender in accordance with the stipulations of the Foreign Financing Agreement or the corresponding notification of the Foreign Lending Bank.


Article 21. Miscellaneous

         If the reform in the state foreign currency control system and changes in other policies are related to the use and repayment of the foreign exchange under this Agreement, the Lender will notify the Borrower on time and amend relevant articles of this Agreement in accordance with the stipulations of the state.


Article 22. Effectiveness

22.1. This On-lending Agreement becomes effective on the day when all of the following conditions are satisfied and in accordance with the notification of the Lender.

1)   The execution of this Loan Agreement.
2)   The Foreign Financing Agreement becomes effective.

22.2. This On-lending Agreement is prepared in two original copies, each party shall keep one while duplicates will be delivered to the relevant parties.


Article 23. Termination

     This On-lending Agreement ceases to be effective automatically on the day when all the principal, interest and other corresponding expenses under this Agreement have been paid by the Borrower.

Article 24. Mode of Notification

     The correspondence documents in the course of the performance of this Agreement shall be delivered accurately by the Lender and the Borrower to the following addresses. (If there is any change, the other Party shall be notified in time):

The Lender:
Address: No. 9, Taoyuan North Road,  Taiyuan City, Shanxi Province
Name: International Business Department of Shanxi
      Branch of China Construction Bank
Tel: 0351-4031672/4031685
Fax: 0351-4031683
Zip Code: 030002

The Borrower:
Address:
Name: Yangcheng International Power Company Ltd.
Tel:
Fax:
Zip Code:

If notified by fax, the original must be mailed by registered courier service immediately after the fax is sent. If it is mailed by registered courier service, the date of mail shall govern.



Borrower:                                     Lender:
Yangcheng International Power Company Ltd.    Shanxi Province Branch of China
                                              Construction Bank

(Seal):                                       (Seal):

Signature of Authorized Representative:       Signature of Authorized
                                              Representative:

Place of Execution:                          Place of the Execution:

Date of the Execution:                        Date of the Execution:

Appendix I.

      Accord on the Repayment of Special Fund of Foreign Loan by Yangcheng
                        International Power Company Ltd.

     In order to construct Phase I Project of the Shanxi Yangcheng Power Plant, the Shanxi Branch of China Construction Bank ("the Lender") and Yangcheng International Power Company Ltd. ("the Borrower") have executed this On-lending Agreement at a total amount not exceeding [***]. To ensure the use, the repayment of the principal with interest and the payment of relevant expenses of the Foreign Exchange Loan under the above mentioned On-lending Agreement, the Lender and the Borrower have reached the following agreement through friendly discussions:


Article One. Establishment of the Relevant Account of Special Fund and Its
Purpose

     The Borrower applies for establishment of the following accounts within 10 days upon the effectiveness of this On-lending Agreement:

1. The Borrower applies to the Administration of Exchange Control for opening the "Special Account for the Foreign Exchange On-lending Loan" and the "Account for Repayment of Principal with Interest of Foreign Exchange On-lending Loan" in the Lender's International Business Department .

2. The Borrower shall open a RMB fund special account in an institution designated by the Lender which will be used to deposit RMB funds with respect to foreign exchange settlement and relevant expenses incurred under the On-lending Agreement.


Article Two.  Sources of the Fund of the Special Account


     In order to ensure the timely performance of the foreign payment, the Borrower shall reserve the following funds in accordance with the following sequences as the sources for repayment. (If there is any change in the accounting system of the State, both parties may make corresponding adjustment pursuant to a new accounting system):


[***] Filed separately with the Commission pursuant to a request for confidential treatment.

1. The depreciation fund of fixed assets which will be withdrawn by Phase I Project of the Yangcheng Power Company Ltd. in accordance with the relevant stipulations.

2. The profit which may be used for repayment by Phase I Project of the Yangcheng Power Plant in accordance with the relevant stipulations.

3.   Foreign exchange income of the Phase I Project of the Yangcheng Power
     Plant.

4. Overall benefits of the Borrower and other income and ownership interests which can be used for repayment.

5. The exempted or refunded taxes which may be used for repayment after it has been submitted to the relevant authorities for approval.

6.   Other legal fund sources.


Article 3. Use of the Account

1. The Borrower shall, in accordance with the "Schedule for Repayment of Principal with Interest" or the notification of the lender, deposit the required funds from the date that the first unit is put into operation till the date of 30 days before the date of payment every month in proportion (the detailed proportion shall be determined through consultations by both parties) and successively into the "Special Account for the Foreign Exchange On-lending" and "Account for the Repayment of Principal with Interest of Foreign Exchange On-lending" which are opened at the Lender's Bank by the Borrower.

2. The depreciation funds of fixed assets which are withdrawn in accordance with the stipulations for imported equipment of the Phase I Project of Yangcheng Power Plant must be deposited into the Borrower's RMB Special Account which is opened at the Lender's designated institution.

3. The RMB settlement must be handled in the designated institution of the Lender after the Phase I Project of Yangcheng Power Plant is put into operation.

4. After the Phase I. Project of Yangcheng Power Plant is put into operation, the settlement of the Foreign Exchange shall be handled in the International Business Department of the Lender, the foreign exchange earnings for ensuring the repayment shall promptly be deposited into the "Account for the Repayment of Principal with Interest of Foreign Exchange On-lending".

5. The Borrower shall repay the principal with interest of the matured foreign exchange loan with the kind of currency stipulated in the loan agreement. If the Borrower makes repayment with the kind of currency agreed to by the Lender, the Lender shall act as an intermediary in foreign exchange trading in accordance with the current exchange rate, the risk of the foreign exchange rate shall be undertaken by the Borrower.

6. The Lender shall, on the basis of the balance of the funds in the Special Account of the Borrower, pay interest in accordance with the stipulations.



Article 4. Management of the Special Funds

1. The Borrower shall, in accordance with the stipulations of this Accord, deposit the foreign exchange used for foreign payments and the RMB funds into the above mentioned account in time. In the event that the Borrower has not deposited the above mentioned funds into the designated account within 7 business days of the bank before making foreign payment, the Lender is entitled to handle the formalities for direct transfer.

2. Without prior written consent from the Lender, within the term of repayment, the Borrower shall not handle the settlement of RMB set forth in
     Article 3.3. and the settlement of import-export set forth in Article 3.4 in any bank which is not the Lender's Bank.

3. The Borrower shall deposit in time a full amount in the "Account for the Repayment of Principal with Interest of Foreign Exchange On-lending" and be ready for payment in foreign exchange. The payable funds that are not paid because of the Borrower's insufficient funds shall without exception be considered as overdue. The Lender will collect the interest in arrears with respect to the funds in arrears and in accordance with the stipulations set forth in this On-lending Agreement.

4. While making foreign payment, with respect to the balance due of the arrears of the aggregate payment resulting from exchange rate changes because of engaging in foreign exchange trading, the Lender may temporarily make the advance first and then deduct the advance in the next foreign payment together with the accrued interest in accordance with the stipulated corresponding loan interest rate. With respect to the balance of the fund in the "Special Account of Payment of Foreign Exchange", interests will be paid in accordance with the stipulations by the Lender.

5. The bank charges incurred in settlement and sales of foreign exchange and in foreign exchange trading and international settlement as well as other relevant expenses under this On-lending Agreement shall all be borne by the Borrower.

6. Should there be any adjustment in the state policy, this Accord shall be amended through consultation between the Borrower and the Lender under the precondition that the principal and interest of the loan under the above mentioned On-lending Agreement as well as other relevant expenses are paid on schedule.

7. This Accord shall constitute Appendix I. to the above-mentioned On-lending Agreement.

Yangcheng International Power Company Ltd.
(Seal):
Authorized Representative:

Shanxi Branch of China Construction Bank
(Seal):
Authorized Representative:

Date of Signature:

Appendix II.


 "The Plan for the Finalization of Capital of Yangcheng International Power Company Ltd."

Appendix III.

"Schedule of Repayment of Principal with Interest"

(Executed in accordance with the schedule of Repayment of Principal with Interest provided by the foreign banks)